Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements

•	Form S-8, No. 333-04712,
•	Form S-8, No. 333-03728,
•	Form S-8, No. 333-89322,
•	Form S-8, No. 333-02903,
•	Form S-8, No. 333-71147,
•	Form S-8, No. 333-38882,
•	Form S-8, No. 333-102108, and
•	Form S-8, No. 333-102109

of our report dated March 13, 2003, with respect to the December 31, 2002 financial statements of the Products Division of Boat America Corporation included in this Form 8-K/A of West Marine, Inc.

/s/     Ernst & Young LLP

McLean, VA

March 28, 2003